Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Femasys Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)			$3,400,000(1)	$153.10 per $1,000,000	$520.54
Fees to be paid	Equity	Warrants to purchase Common Stock	Rule 457(g)				$153.10 per $1,000,000	—(2)
Fees to be paid	Equity	Pre-funded warrants to purchase Common Stock(3)(4)	Rule 457(g)				$153.10 per $1,000,000	—(2)
Fees to be paid	Equity	Common Stock, par value $0.001 per share, underlying warrants(5)	Rule 457(o)			$3,400,000(1)	$153.10 per $1,000,000	$520.54
Fees to be paid	Equity	Common Stock, par value $0.001 per share, underlying pre-funded warrants(3)	Rule 457(o)			$0(3)	$153.10 per $1,000,000	—(3)
Fees previously paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)			$9,200,000	$153.10 per $1,000,000	$1,408.52
Total Offering Amounts						$16,000,000		$2,449.60
Total Fees Previously Paid								$1,408.52
Total Fee Offsets								—
Net Fee Due								$1,041.08

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(3) The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants) if any, is $8,000,000.

(4) The registrant may issue pre-funded warrants to purchase common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per share (subject to adjustment as provided for therein).

(5) Based on an assumed per share exercise price for the warrants to purchase Common Stock of 100% of the public offering price per unit in this offering.